Exhibit 4.1

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR APPLICABLE STATE SECURITIES LAWS. THEY HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS AND THEN ONLY SUBJECT TO THE APPLICABLE RESTRICTIONS ON TRANSFER SET FORTH HEREIN.

WARRANT TO PURCHASE COMMON STOCK
OF
TURKPOWER CORPORATION

Warrant No. __________
Date of Issuance:  __________ ("Issuance Date")

THIS WARRANT CERTIFIES THAT, for the payment of $_________  and other good and valuable consideration received, __________ (“Holder”) is entitled to purchase a maximum of __________ fully-paid and non-assessable shares of the Common Stock, par value $0.0001 per share (the “Shares”) of TurkPower Corporation (the “Company”) at a price of $_____ per Share.

ARTICLE I
TERM AND EXERCISE

1.1           Term:  This Warrant is exercisable, in whole or in part, at any time and from time to time on or before 5:00 p.m. Eastern Time on the ___ anniversary of the Issuance Date (“Expiration Date”).  The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrant, sufficient shares of Common Stock from time to time issuable on the exercise of the Warrant.

1.2           Method of Exercise.  Holder may exercise this Warrant, in whole or in part, by delivering this Warrant and a duly executed Notice of Exercise in substantially the form attached as Appendix A to the principal office of the Company.  Unless Holder elects to exercise this Warrant in accordance with the cashless exercise provisions described in Article II below, Holder shall also deliver to the Company immediately available funds for the aggregate Exercise Price for the Shares being purchased.  The Exercise Price shall be equal to the number of Shares elected to be purchase multiplied by $_____.

1.3           Delivery of Certificate and New Warrant.  Within 10 business days after Holder exercises this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

1.4           Lost or Destroyed Warrant.  Upon receipt of an affidavit signed by the Holder and reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of the mutilated Warrant, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor.

1.5  Sale, Merger, or Consolidation of the Company.

1.5.1  Acquisition.  For the purpose of this Warrant, “Acquisition” means any sale, license, or other disposition of substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the Company is not the surviving corporation and the securities issued with respect to the Company’s securities outstanding immediately before the transaction represent less than 50% of the beneficial ownership of the new entity immediately after the transaction.

1.5.2  Assumption of Warrant.  Upon the closing of any Acquisition, the successor entity shall assume the obligations of this Warrant, then this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing.  The Company shall use reasonable efforts to cause the surviving corporation to assume the obligations of this Warrant.

ARTICLE II
CASHLESS EXERCISE

2.1           Method of Exercise.  In addition to and without limiting the right of Holder under paragraph 1.2, at Holder’s option, this Warrant may be exercised by being exchanged in whole or from time to time in part at any time on or prior to the Expiration Date, for a number of shares of Common Stock having an aggregate fair market value on the date of such exercise equal to the difference between (x) the fair market value of the number of shares of Common Stock subject to this Warrant designated by the Holder on the date of the exercise (the “Designated Number of Shares”) and (y) the aggregate Exercise Price for such shares in effect at such time.

Upon any such exercise, the number of shares of Common Stock purchasable upon exercise of this Warrant shall be reduced by the Designated Number of Shares and, if a balance of purchasable shares of Common Stock remains after such exercise, the Company shall execute and deliver to Holder (or its designee) a replacement Warrant for such balance of shares containing the same terms and provisions as contained herein.  No payment of any cash or other consideration to the Company shall be required from Holder (or its designee) in connection with any exercise of this Warrant by exchange pursuant to this Article II.  Such exchange shall be effective upon the date of receipt by the Company of the Warrant surrendered for cancellation and a written request from Holder that the exchange pursuant to this section is made, or at such later date as may be specified in such request.  No fractional shares arising out of the above formula for determining the number of shares issuable in such exchange shall be issued, and the Company shall in lieu thereof make payment to the Holder of cash in the amount of such fraction multiplied by the fair market value of a share of Common Stock on the date of the exchange.

2.2           Availability of Rule 144.  So long as no cash is paid in connection with the cashless exercise of this Warrant, the holding period for the shares issued in connection with such cashless exercise, for the purposes of Rule 144 of the Securities Act of 1933, shall relate back to the date of this Warrant.

2.3           Liquidated Damages.   In the event that any of the Shares can be issued by the Company without a restrictive legend, or are subsequently sold or proposed to be sold in a manner that complies with an exemption from registration under the Securities Act of 1933, as amended (the "Act"), the Company will promptly instruct its counsel to issue to the transfer agent an opinion permitting removal of the legend or instructions to issue the Shares without the legend required by the Act. The Company further agrees to accept the opinion of David Lubin & Associates, PLLC in this regard if counsel to the Company fails to issue such opinion. If the Company fails to do so, or if its counsel fails to issue an opinion within 72 hours of the request thereof (assuming counsel has received a seller's representation letter in the form attached hereto), then the Company will pay to the Holder as liquidated damages (the “Liquidated Damages”), and not as a penalty, at the Holder’s option, either a cash amount or shares of the Company’s Common Stock equal to ten percent (10%) of the fair market value of such shares for each day after such 72-hour period that the opinion is not delivered to the transfer agent.  Any Liquidated Damages payable hereunder shall not limit, prohibit or preclude the Holder from seeking any other remedy available to it under contract, at law or in equity.  The Company and the Holder acknowledge and agree that the sums payable under this Section shall constitute liquidated damages and not penalties and are in addition to all other rights of the Holder.  The parties further acknowledge that (i) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (ii) the amounts specified in such subsections bear a reasonable relationship to, and are not plainly or grossly disproportionate to the probable loss likely to be incurred in connection with any failure by the Company to obtain the requested legal opinion, and (iii) one of the reasons for the Company and the Holder reaching an agreement as to such amounts was the uncertainty and cost of litigation regarding the question of actual damages.

ARTICLE  III
MISCELLANEOUS

3.1           Adjustment of Exercise Price and Number of Shares.  If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Shares will be proportionately increased.  If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding Common Shares into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Shares will be proportionately decreased.  Any adjustment under this Section 3.1 shall become effective at the close of business on the date such subdivision or combination becomes effective.

If, at any time after the date hereof, the Company issues securities, the terms of which could reasonably be deemed to have terms and conditions more favorable than the terms and conditions of this Warrant (each such transaction, a “New Issuance”), including without limitation the issuance of shares of common stock or securities convertible into shares of common stock at a per share price of $0.25 or less (the "Issuance Price"), then the Holder shall have the right, at its option, to either (i) exchange (any such exchange being an “MFN Exchange”) all or any part of the Warrant for the securities offered in the New Issuance on the same terms and conditions offered in the New Issuance or (ii) receive, upon conversion of this Warrant pursuant to the terms contained herein, shares of common stock of the Company based on the Issuance Price.

The Company covenants and agrees to promptly give written notice (an “MFN Notice”) to the Holder of the terms and conditions of any such New Issuance. On or prior to the expiration of the twenty (20) business day period (the “MFN Review Period”) after the Holder has received the MFN Notice, the Holder shall notify the Company in writing (the “MFN Response”) specifying whether it elects to conduct an MFN Exchange or to reduce the conversion price of this Warrant to the per share purchase price in the New Issuance. The MFN right granted to the Holder herein shall be applicable to all the Shares, irrespective of the Holder's subsequent transfer or other disposition of all or any portion of the Shares.

3.2           Legends.  This Warrant and the Shares shall be imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR APPLICABLE STATE SECURITIES LAWS. THEY HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS AND THEN ONLY SUBJECT TO RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN CERTIFICATE OF INCORPORATION AS MAY BE AMENDED AND MODIFIED FROM TIME TO TIME.  A COPY OF SUCH CERTIFICATE SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

3.3           Compliance with Securities Laws on Transfer.  If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) and under applicable state securities or blue sky laws, the Company shall receive from the Holder or transferee of this Warrant, as the case may be, (i) a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws and (ii) an executed investment letter in form and substance acceptable to the Company (which investment letter shall be in form, substance and scope customary for such letters in comparable transactions).  Within 24 hours of the receipt of (i) and (ii), the Company will instruct its transfer agent to remove the legend. The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder.

In the event that the Company fails to so instruct its transfer agent to remove the legend, then the Company will pay to the Holder as liquidated damages (the “Liquidated Damages”), and not as a penalty, at the Holder’s option, either a cash amount or shares of the Company’s common stock equal to ten percent (10%) of the fair market value of such shares for each day after such 24-hour period that the instructions are not delivered to the transfer agent.  Any Liquidated Damages payable hereunder shall not limit, prohibit or preclude the Holder from seeking any other remedy available to it under contract, at law or in equity.  The Company and the Holder acknowledge and agree that the sums payable under this Section 3.3 shall constitute liquidated damages and not penalties and are in addition to all other rights of the Holder.  The parties further acknowledge that (i) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (ii) the amounts specified in such subsections bear a reasonable relationship to, and are not plainly or grossly disproportionate to the probable loss likely to be incurred in connection with any failure by the Company to comply with the request of the Holder, (iii) one of the reasons for the Company and the Holder reaching an agreement as to such amounts was the uncertainty and cost of litigation regarding the question of actual damages, and (iv) the Company and the Holder are sophisticated business parties and have been represented by sophisticated and able legal counsel and negotiated this Warrant at arm’s length.

3.4           Transfer Procedure.  Subject to the terms herein, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address, and taxpayer or identification number of the transferee and surrendering this Warrant to the Company for re-issuance to the transferee(s) (and Holder if applicable).

3.5           Warrant Holder Not Deemed a Shareholder.  Except as otherwise specifically provided herein, the Holder, solely in such Person's capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person's capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Shares which such Person is then entitled to receive upon the due exercise of this Warrant.  In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

3.6           Notices.  Any notice required to be given under the terms of this Warrant shall be sent by certified or registered mail (return receipt requested) or delivered by hand or confirmed facsimile, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt if delivered by hand or confirmed facsimile, in each case addressed as follows:

If to the Company:

TurkPower Corporation
100 Park Avenue, Suite 1600
New York, NY 10017
Telecopy: ______
Email: __________

if to the Holder:

____________________
____________________
____________________
Telecopy: ___________
    Email: ______________

3.7           Amendments.  This Warrant may be amended only in writing, signed by the party against whom enforcement is sought.

3.8           Governing Law.  This Warrant and all rights and obligation hereunder shall be governed by the laws of the State of New York.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duty authorized office as of the date first above written.

Company:

TurkPower Corporation

By:           ________________________________________

Holder:

___________________________

Accepted by: _______________________________

APPENDIX A

NOTICE OF EXERCISE

TurkPower Corporation
100 Park Avenue
Suite 1600
New York, NY 10017

Gentlemen:

The undersigned hereby irrevocably exercises its right to purchase  ________________ shares (the “Shares”) of the Common Stock of TurkPower Corporation pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such Shares in full,  OR

The undersigned hereby elects to convert the attached Warrant into Shares/cash in the manner specified in the Warrant.  This conversion is exercised with respect to _______ of Shares covered by the Warrant.

Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

The undersigned agrees not to sell, pledge or otherwise transfer any of the Shares obtained upon of the Warrant, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or applicable state securities laws.

Name:  _____________________

EIN or social security no.: ______________

Signature: _____________________

Date: _______________________